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                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Quintiles Transnational Corp. for the registration of 21,474,689 shares of its common stock of our report dated January 26, 1998, except for Note 3, as to which the date is June 3, 1999, with respect to the supplemental consolidated financial statements of Quintiles Transnational Corp., included in its Current Report on Form 8-K dated July 15, 1999 filed with the securities and Exchange Commission.

                                            /s/  Ernst & Young LLP

Raleigh, North Carolina
December 15, 1999